MASTER SETTLEMENT AGREEMENT
                                       AND
                                 MUTUAL RELEASE

                                   ----------

          This Master Settlement Agreement and Mutual Release (this "Agreement") is entered into this 25th day of September 2000 by and between The Network Connection, Inc., a Georgia corporation ("TNCi"), and Carnival Corporation, a Panamanian corporation ("Carnival").

     WHEREAS, TNCi and Carnival have had an ongoing business relationship for the past approximately two years, which has been governed by the Turnkey Agreement dated September 14, 1998 (the "Initial Agreement");

     WHEREAS, various issues have arisen out of that business relationship that have resulted in TNCi and Carnival engaging in certain negotiations regarding the continuation of their business relationship;

     WHEREAS, both the Company and Carnival desire to continue their business relationship and towards that end have agreed (i) to terminate the Initial
Agreement; (ii) to enter into this Master Settlement Agreement and Mutual Release regarding their business relationship prior to the date hereof, the Initial Agreement and termination thereof (this "Agreement"); ; and (iii) that the Company shall issue the Note to Carnival;

     WHEREAS, TNCi and Carnival now wish to settle any and all disputed claims relating to their business relationship prior to the date hereof, the Initial Agreement and the termination thereof (collectively, the "Disputed Claims"), without an admission of liability against each other; and

     WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Convertible Note Subscription Agreement or Convertible Note issued in connection therewith, each of even date herewith.

     NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

              1. NON-ADMISSION OF LIABILITY. This Agreement represents a compromise of disputed claims. No act carried out by either party pursuant to this Agreement, including, without limitation, issuance of the Note by TNCi to Carnival, is to be construed as an admission of liability or wrongdoing by either party hereto. Any liability or wrongdoing is specifically denied by each party.

              1A. TERMINATION OF INITIAL AGREEMENT. TNCi and Carnival hereby agree that the Initial Agreement shall be terminated and of no further force or effect as of the execution and delivery hereof.

              2. COVENANTS.

                   (a) ENTRY INTO NEW AGREEMENT. TNCi and Carnival hereby agree that they shall negotiate in good faith and use their best efforts to achieve within the 60-day period following the date hereof the objective of entering into a new agreement to govern a business relationship between the parties after the execution and delivery hereof (the "New Agreement"). In connection with the execution and delivery of this Agreement , TNCi shall retain ownership of any and all equipment (other than wiring and switching equipment installed for networking purposes which Carnival purchased and has paid in full pursuant to the original Agreement) installed on any Carnival ship in connection with TNCi's provision of its systems and services to Carnival under the Initial Agreement. Unless used in connection with systems and services to be provided under any New Agreement, TNCi shall remove any of such equipment from any Carnival ship, at its sole expense.

                   (b) ISSUANCE OF NOTE. TNCi shall issue the Note to Carnival, pursuant to a Convertible Note Subscription Agreement. The Convertible Note Subscription Agreement and Note shall be in substantially the form attached hereto as Exhibit "A" (the Note is attached to the Convertible Note Subscription Agreement as Exhibit "A" thereto).

                   (c) CARNIVAL OBLIGATIONS. Carnival represents that Carnival is responsible for payment to ABB Marine for wiring of ship and for payment to TNCi of $48,673.02, which represents the full and complete payment for TNCi's share of net profits pursuant to Schedule A of the Initial Agreement , and Carnival covenants that it shall make such payments.

              3. CLOSING. Closing of the transactions set forth in paragraph 2 above shall take place at Carnival's offices in Miami, or such other place as the parties mutually agree, at 10:00 a.m. Eastern Standard Time on September 25, 2000, or at such other time as the parties mutually agree (the "Closing Date"). The Closing may also take place, if so desired and mutually agreed by the parties, by facsimile signature on the Closing Date with hard copies to be delivered by overnight courier immediately thereafter.

              4. CONDITIONS TO CLOSING. It shall be a condition to the effectiveness of this Agreement that each of the Convertible Note Subscription Agreement and Note (collectively, the "Transaction Documents") shall be executed and delivered together with the execution and delivery of this Agreement. Neither this Agreement nor any of the Transaction Documents shall be of force or effect until such time as all three of such documents have been executed and delivered.

              5. MUTUAL RELEASE. TNCi and Carnival do hereby mutually remise, release and forever discharge each other, their directors, officers, employees, shareholders, affiliates, agents, predecessors, successors, if any, and each of them, from any and all manner of claims, causes of action, actions, suits, debts, dues, accounts, bonds, covenants, contracts, agreements and demands of every nature, on account of any grounds whatsoever, in law or in equity, asserted or unasserted, known or unknown, arising directly or indirectly as a result of, in connection with or relating to the Disputed Claims, by reason of any cause, matter or thing whatsoever, from the beginning of the world to the date of these presents. The foregoing releases shall not apply to any claim arising from a breach of this Agreement.

              6. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined by a Court to be invalid, illegal or unenforceable, the remaining provisions or portions of this Agreement shall continue in full force and effect, unless such severability would thwart the purpose of this Agreement.

              7. INTEGRATION. Except for the Transaction Documents, this Agreement represents the only agreement between the parties in regard to the settlement of the Disputed Claims, and any amendment or modification hereof must be in writing and signed by the parties hereto. This Agreement is binding upon the parties, their successors and assigns.

              8. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida. The federal and state court courts in Philadelphia, Pennsylvania and Miami, Florida shall have exclusive jurisdiction over this instrument and the enforcement hereof.

              9. CONFIDENTIALITY. The negotiations, covenants, terms and substance of this Agreement are confidential. No party shall publicize, disclose or communicate in any manner, directly or indirectly, the negotiations, covenants, terms or substance of this Agreement to any person or entity, other than their directors, officers, employees, shareholders, affiliates, agents and successors, if any, on a need-to-know basis, and provided that any of such persons to whom such disclosure is made is informed of the confidential nature of such information and instructed to maintain such confidentiality.

              10. NO WAIVER. The waiver by any party hereto of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

              11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, effective as of the date first above written.


                                   THE NETWORK CONNECTION, INC.



                                   By:
                                       -----------------------------------------
                                        Name:
                                        Title:



                                   CARNIVAL CORPORATION



                                   By: /s/ Brendan Corrigan
                                       -----------------------------------------
                                       Name: Brendan Corrigan
                                       Title: Sr. Vice President Operations

                                    EXHIBIT A

                     CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

     Convertible Note Subscription Agreement, dated as of September 25, 2000 (this "Agreement"), by and between The Network Connection, Inc., a Georgia corporation (the "Company"), and Carnival Corporation, a Panamanian corporation (the "Subscriber").

     WHEREAS, this Agreement is entered into as a condition to the effectiveness of, and pursuant to, a Master Settlement Agreement and Mutual Release (the "Master Agreement") of even date herewith; and

     WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Master Agreement or Convertible Note issued in connection herewith.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber, intending to be legally bound, hereby agree as follows:

1. PURCHASE OF UNITS. At the Closing, the Company will issue to the Subscriber a convertible note (the "Note") in the principal amount of $550,000 in the form attached as Exhibit "A" hereto that shall be convertible at any time and from time to time at the option of the Subscriber into that number of shares of common stock of the Company ("Common Stock") equal to the dividend obtained by dividing the outstanding principal amount of the Note that the Subscriber then desires to convert by the product of (A) the average of the closing prices per share of Common Stock as reported by Nasdaq for each of the five consecutive trading days ending on the day prior to the date on which the conversion is to take place and (B) 0.8. Subscriber may not convert less than $100,000 of outstanding principal balance in connection with any conversion. The mechanics of effectuating a conversion are set forth in the Note. The Note and the shares issuable on any conversion thereof are hereinafter sometimes referred to collectively as the "Securities."

2. SUBSCRIBER'S REPRESENTATIONS. Subscriber represents and warrants to the Company as follows:

     (a) Subscriber is acquiring the Securities solely for investment, solely for its own account and not with a view to or for the resale or distribution thereof. Subscriber is acquiring the Securities in the ordinary course of its business and does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of such securities.

     (b) Subscriber understands that it may sell or otherwise transfer the Securities only if such transaction is duly registered under the Securities Act of 1933, as amended (the "Securities Act"), or otherwise only if Subscriber shall have received and delivered to Company the favorable opinion of counsel to Subscriber (which such opinion must be reasonably acceptable to Company as to its form, substance and the giver thereof) to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act and registration or qualification in every applicable state.

     (c) Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the Securities Act.

     (d) Subscriber has the full right, power and authority to enter into this Agreement and will at all times have the full power and authority to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Subscriber. This Agreement constitutes the Subscriber's valid and binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally, or equitable principles, whether applied in a proceeding in equity or law.

3. This Agreement may not be changed, terminated or otherwise modified, except by written agreement of the parties. This Agreement shall not be assignable by either party without the express prior written consent of the other, and, subject to this restriction, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, understandings, inducements or conditions, oral or written, express or implied, except for the Master Agreement. This Agreement shall be governed by the internal laws of the State of Florida. The federal and state court courts in Philadelphia, Pennsylvania and Miami, Florida shall have exclusive jurisdiction over this instrument and the enforcement hereof. This Agreement may be executed in any number of counterparts, each of which as so executed and delivered shall be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Convertible Note Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.


                                   THE NETWORK CONNECTION, INC.


                                   By: /s/ Robert Pringle
                                       -----------------------------------------
                                       Name: Robert Pringle
                                       Title: President and
                                              Chief Operating Officer


                                   CARNIVAL CORPORATION


                                   By: /s/ Brendan Corrigan
                                       -----------------------------------------
                                       Name: Brendan Corrigan
                                       Title: Sr. Vice President Operations

                                    EXHIBIT A

                                CONVERTIBLE NOTE